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                                 KT CORPORATION
                     (FORMERLY KNOWN AS KOREA TELECOM CORP.)

                                       AND

                                 CITIBANK, N.A.,
                                  As Depositary

                                       AND

           HOLDERS AND BENEFICIAL OWNERS FROM TIME TO TIME OF AMERICAN
                               DEPOSITARY RECEIPTS

                           -------------------------

                                 Amendment No. 1

                                       to

                                Deposit Agreement


                            Dated as of May 25, 1999

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

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                      AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

      AMENDMENT NO. 1 TO DEPOSIT AGREEMENT, is made as of February __, 2004 (the "Amendment"), by and among KT CORPORATION (formerly known as Korea Telecom Corp.), a corporation organized and existing under the laws of Korea (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America and acting solely as depositary (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued under the Deposit Agreement.

                           W I T N E S S E T H T H A T

      WHEREAS, the parties hereto entered into that certain Deposit Agreement, dated as of May 25, 1999 (the "Deposit Agreement"), for the creation of American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs") representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of such ADRs evidencing such ADSs;

      WHEREAS, the Company desires to amend Section 4.09 of the Deposit Agreement to provide for cumulative voting for directors of the Company if required under applicable law; and

      WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Deposit Agreement and the form of ADR annexed thereto as Exhibit A for the purposes set forth herein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

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

                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

      SECTION 2.01. Deposit Agreement. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, dated as of May 25, 1999, and as amended by this Amendment.

      SECTION 2.02. Change of Voting Instructions. Section 4.09 shall be amended in its entirety as follows:

      Section 4.09. Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting of, or solicitation by the Company of consents or proxies from, holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, fix a record date as provided in
Section 4.08 for determining the Holders entitled to give instructions for the exercise of voting rights. The notice shall be provided by the Company in English to the Depositary immediately upon finalization of the form and substance thereof, in accordance with Section 5.08, but in no event less than twenty-one (21) days in advance of such meeting (unless cumulative voting rights became applicable to a shareholders' meeting on or before the 37th day prior to such meeting in which case the notice shall be provided by the Company to the Depositary no less than thirty (30) days prior to such meeting). The Company shall provide to the Depositary sufficient copies, as the Depositary may reasonably request, of notices of the Company's shareholders' meeting, the agenda therefor as well as the English translations thereof, which the Depositary shall mail to Holders as soon as practicable after receipt of the same by the Depositary, together with: (a) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provision of Korean law and of the Articles of Incorporation of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective ADSs evidenced by their respective Receipts and
(b) a brief statement as to the manner in which such instruction may be given, including, if applicable, the manner in which cumulative voting rights (if any) may be exercised. At the request and expense of the Company and provided that the Depositary has timely received from the Company the applicable information, the Depositary shall establish such procedures as may be commercially practicable to make reasonable efforts to enable Holders of ADSs as of the applicable record date to exercise cumulative voting rights (if any) with respect to the Shares represented by the ADSs held as of applicable record date. In the event that cumulative voting rights become applicable to a shareholders' meeting, the Company shall immediately notify the Depositary of such occurrence in writing, but in any event within two (2) business days from the day when the cumulative voting rights become applicable.

      Upon the written request of a Holder of ADSs evidenced by a Receipt on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Incorporation of the Company, to vote or cause the Custodian to vote the Shares represented by ADSs evidenced by such ADRs in accordance with the instructions set forth in such request. Holders acknowledge, however, that the Company may not notify the Depositary sufficiently in advance of the scheduled date of a meeting or solicitation of consents or proxies to enable the Depositary to make a timely mailing of such notices Holders of ADSs, and that the Holders of ADSs may not receive such notices sufficiently in to the advance of a meeting or solicitation of consents or proxies to give instructions to the Depositary. Holders further acknowledge that the Depositary may not receive the requisite information to enable Holders to exercise cumulative voting rights (if any) relating to the Shares represented by their ADSs. The Depositary shall not attempt to exercise the right to vote that attaches to the Shares other than in accordance with such instructions. ADSs for which no specific voting instructions are received by the Depositary from the Holder, or for which specific voting instructions are not received by the Depositary from the Holder with sufficient time for the Depositary to vote them shall not be voted. Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by ADSs except pursuant to and in accordance with such written instructions from Holders.

      In the event that (i) cumulative voting rights apply to Shares for any specific shareholders' meeting and (ii) the Depositary is unable to make such cumulative voting rights available to Holders of ADSs, the Depositary shall cause the Custodian to (x) exercise the cumulative voting rights applicable to the Shares on deposit for which voting instructions have been timely received from Holders of ADSs by casting for each of the director candidates that such Holder has voted for under the non-cumulative voting scheme, a number of votes which is calculated by dividing (a) the total number of voting rights vested to such Holder under the cumulative voting scheme (which is calculated by multiplying (A) the number of the Shares represented by the Holder's ADSs by (B) the number of directors to be elected) by (b) the number of director candidates that the Holder voted for under the non-cumulative voting scheme (such calculation hereinafter referred to as the "Cumulative Voting Formula") and (y) abstain from voting the cumulative voting rights applicable to Shares on deposit for which no voting instructions have been timely received and for which the only voting instructions received by the Depositary were against all the director candidates. In the event that (i) cumulative voting rights apply to Shares for any specific shareholders' meeting and (ii) cumulative voting rights have been made available to Holders of ADSs, the Depositary shall cause the Custodian to (x) exercise cumulative voting rights applicable to Shares on deposit for which cumulative voting instructions have been timely received from Holders of ADSs in accordance with the cumulative voting instructions, (y) exercise cumulative voting rights applicable to Shares on deposit for which non-cumulative voting instructions have been timely received from Holders of ADSs by casting for each of the director candidates that such Holder has voted for under the non-cumulative voting scheme, a number of votes which is calculated in accordance with the Cumulative Voting Formula and (z) abstain from voting the cumulative voting rights applicable to Shares on deposit for which no voting instructions have been timely received and for which the only voting instructions received by the Depositary were against all the director candidates. In applying the Cumulative Voting Formula, a fraction less than one in the number of votes shall be rounded down.

      Subject to the applicable laws or rules of any securities exchange on which the Deposited Securities are listed or traded, at least three (3) days (in the event cumulative voting rights become applicable to a shareholders' meeting on or after ten (10) days prior to the relevant shareholders' meeting, two (2)
days) prior to the date of such meeting, the Depositary shall deliver to the Company a tabulation of the voting instructions received from Holders of Receipts, if any, in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the ADSs evidenced by such ADRs at such meeting. A Holder or Beneficial Owner of ADSs shall not be entitled to give any instructions with respect to voting rights associated with ADSs evidenced by ADRs held by such Holder if and to the extent that the total number of Shares beneficially owned by such Holder or Beneficial Owner exceeds any limit under applicable law or the Company's Articles of Incorporation with respect to which the Company may, from time to time, notify the Depositary. The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence. Voting rights, if any, may be exercised only in respect of two ADSs, or multiples thereof.

      The Company acknowledges and agrees that the provisions of Section 5.10 herein shall apply to any liability or expense of the Depositary which may arise out of or in connection with any action of the Depositary or the Custodian in voting pursuant to this Section 4.09.

SECTION 2.03. Change to Notices and Reports. Section 5.08 shall be amended to delete the phrase "but in no event less than the number of days in advance of such meeting required by applicable laws and regulations of Korea for notices to shareholders (at the date hereof fourteen (14) days)" at the end of the first sentence in the first paragraph of such Section in its entirety and to insert the following in its stead: .

            " but in no event less than twenty-one (21) days in advance of such meeting (unless cumulative voting rights became applicable to a shareholders' meeting on or before the 37th day prior to such meeting in which case the notice shall be provided by the Company to the Depositary no less than thirty (30) days prior to such meeting)."

                                  ARTICLE III

                          AMENDMENTS TO THE FORM OF ADR

      SECTION 3.01. ADR Amendment. (a) The first sentence of paragraph 1 of the ADRs is hereby amended as of the Effective Date to delete such sentence in its entirety and to insert the following in its stead:

            "This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of May 25, 1999 as amended by Amendment No. 1 to Deposit Agreement, dated as of January __, 2004 (as so amended, and as may be further amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt becomes bound by all the terms and provisions thereof."

      (b) Paragraph 14 of the ADRs is hereby amended as of the Effective Date to delete such paragraph in its entirety and to insert the following in its stead:

            (14) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting of, or solicitation by the Company of consents or proxies from, holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, fix a record date as provided in
Section 4.08 of the Deposit Agreement for determining the Holders entitled to give instructions for the exercise of voting rights. The notice shall be provided by the Company in English to the Depositary immediately upon finalization of the form and substance thereof (in accordance with Section 5.08 of the Deposit Agreement). The Company shall provide to the Depositary sufficient copies, as the Depositary may reasonably request, of notices of the Company's shareholders' meeting, the agenda therefor as well as the English translations thereof, which the Depositary shall mail to Holders as soon as practicable after receipt of the same by the Depositary, together with: (a) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provision of Korean law and of the Articles of Incorporation of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective ADSs evidenced by their respective Receipts and (b) a brief statement as to the manner in which such instruction may be given, including, if applicable, the manner in which cumulative voting rights (if any) may be exercised. At the request and expense of the Company and provided that the Depositary has timely received from the Company the applicable information, the Depositary shall establish such procedures as may be commercially practicable to make reasonable efforts to enable Holders of ADSs as of the applicable record date to exercise cumulative voting rights (if any) with respect to the Shares represented by the ADSs held as of applicable record date. In the event that cumulative voting rights become applicable to a shareholders' meeting, the Company shall immediately notify the Depositary of such occurrence in writing, but in any event within two (2) business days from the day when the cumulative voting rights become applicable.

      Upon the written request of a Holder of ADSs evidenced by a Receipt on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Incorporation of the Company, to vote or cause the Custodian to vote the Shares represented by ADSs evidenced by such ADRs in accordance with the instructions set forth in such request. Holders acknowledge, however, that the Company may not notify the Depositary sufficiently in advance of the scheduled date of a meeting or solicitation of consents or proxies to enable the Depositary to make a timely mailing of such notices Holders of ADSs, and that the Holders of ADSs may not receive such notices sufficiently in to the advance of a meeting or solicitation of consents or proxies to give instructions to the Depositary. Holders further acknowledge that the Depositary may not receive the requisite information to enable Holders to exercise cumulative voting rights (if any) relating to the Shares represented by their ADSs. The Depositary shall not attempt to exercise the right to vote that attaches to the Shares other than in accordance with such instructions. ADSs for which no specific voting instructions are received by the Depositary from the Holder, or for which specific voting instructions are not received by the Depositary from the Holder with sufficient time for the Depositary to vote them shall not be voted. Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by ADSs except pursuant to and in accordance with such written instructions from Holders.

      In the event that (i) cumulative voting rights apply to Shares for any specific shareholders' meeting and (ii) the Depositary is unable to make such cumulative voting rights available to Holders of ADSs, the Depositary shall cause the Custodian to (x) exercise the cumulative voting rights applicable to the Shares on deposit for which voting instructions have been timely received from Holders of ADSs by casting for each of the director candidates that such Holder has voted for under the non-cumulative voting scheme, a number of votes which is calculated by dividing (a) the total number of voting rights vested to such Holder under the cumulative voting scheme (which is calculated by multiplying (A) the number of the Shares represented by the Holder's ADSs by (B) the number of directors to be elected) by (b) the number of director candidates that the Holder voted for under the non-cumulative voting scheme (such calculation hereinafter referred to as the "Cumulative Voting Formula") and (y) abstain from voting the cumulative voting rights applicable to Shares on deposit for which no voting instructions have been timely received and for which the only voting instructions received by the Depositary were against all the director candidates. In the event that (i) cumulative voting rights apply to Shares for any specific shareholders' meeting and (ii) cumulative voting rights have been made available to Holders of ADSs, the Depositary shall cause the Custodian to (x) exercise cumulative voting rights applicable to Shares on deposit for which cumulative voting instructions have been timely received from Holders of ADSs in accordance with the cumulative voting instructions, (y) exercise cumulative voting rights applicable to Shares on deposit for which non-cumulative voting instructions have been timely received from Holders of ADSs by casting for each of the director candidates that such Holder has voted for under the non-cumulative voting scheme, a number of votes which is calculated in accordance with the Cumulative Voting Formula and (z) abstain from voting the cumulative voting rights applicable to Shares on deposit for which no voting instructions have been timely received and for which the only voting instructions received by the Depositary were against all the director candidates. In applying the Cumulative Voting Formula, a fraction less than one in the number of votes shall be rounded down.

      Subject to the applicable laws or rules of any securities exchange on which the Deposited Securities are listed or traded, at least three (3) days (in the event cumulative voting rights become applicable to a shareholders' meeting on or after ten (10) days prior to the relevant shareholders' meeting, two (2)
days) prior to the date of such meeting, the Depositary shall deliver to the Company a tabulation of the voting instructions received from Holders of Receipts, if any, in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the ADSs evidenced by such ADRs at such meeting. A Holder or Beneficial Owner of ADSs shall not be entitled to give any instructions with respect to voting rights associated with ADSs evidenced by ADRs held by such Holder if and to the extent that the total number of Shares beneficially owned by such Holder or Beneficial Owner exceeds any limit under applicable law or the Company's Articles of Incorporation with respect to which the Company may, from time to time, notify the Depositary. The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence. Voting rights, if any, may be exercised only in respect of two ADSs, or multiples thereof.

      The Company acknowledges and agrees that the provisions of Section 5.10 of the Deposit Agreement will apply to any liability or expense of the Depositary which may arise out of or in connection with any action of the Depositary or the Custodian in voting pursuant to this Section 4.09 of the Deposit Agreement.

                         REPRESENTATIONS AND WARRANTIES

      Section 4.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

      (a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

      (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in Korea, neither of such agreements need to be filed or recorded with any court or other authority in Korea, nor does any stamp or similar tax need to be paid in Korea on or in respect of such agreements; and

      (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

                                    ARTICLE V

                                  MISCELLANEOUS

      SECTION 5.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of such date (the "Effective Date").

      SECTION 5.02. New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

      SECTION 5.03. Notice of Amendment to Holders. The Depositary is hereby directed to send notices informing the Holders of (i) the terms of this Amendment, (ii) the Effective Date of this Amendment and (iii) that the Holders shall be given the opportunity, but that it is unnecessary, to surrender outstanding ADRs.

      SECTION 5.04. Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

      SECTION 5.05. Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

      IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.


                    KT CORPORATION

                    By:
                       ---------------------------
                    Name:
                         -------------------------
                    Title:
                          ------------------------


                    CITIBANK, N.A., as Depositary

                    By:
                       ---------------------------
                    Name:
                         -------------------------
                    Title:
                          ------------------------

                                    EXHIBIT A

Number _______________                                CUSIP Number _____________

                                                  AMERICAN DEPOSITARY SHARES
                                                  (EACH AMERICAN DEPOSITARY
                                                  SHARE REPRESENTING ONE-HALF OF
                                                  ONE SHARE)

                              (FORM OF FACE OF ADR)
                           AMERICAN DEPOSITARY RECEIPT
                                       FOR
                           AMERICAN DEPOSITARY SHARES
                                  REPRESENTING
                        DEPOSITED SHARES OF COMMON STOCK,
                        PAR VALUE 5,000 WON PER SHARE OF
            KT CORPORATION (formerly known as "Korea Telecom Corp.")
        (a corporation organized under the laws of The Republic of Korea)

            CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the "Depositary"), hereby certifies that _______________________________ is the owner of that number of American Depositary Shares indicated on the records of the Depositary, representing deposited shares of the common stock, par value 5,000 Won per share, or evidence of rights to receive such shares ("Shares"), of KT Corporation (formerly known as "Korea Telecom Corp."), a corporation organized under the laws of the Republic of Korea (the "Company"). At the date of the Deposit Agreement (as hereinafter defined), each American Depositary Share represents one-half of one Share deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Korea Securities Depository. The number of Shares represented by each ADS is subject to change as provided in Article IV of the Deposit Agreement.

            (1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of May 25, 1999 as amended by Amendment No. 1 to Deposit Agreement, dated as of February __, 2004 (as so amended, and as may be further amended from time to time, the "Deposit Agreement"),by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, other securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal New York Office and Principal London Office of the Depositary and at the principal office of the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

            (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal London Office or Principal New York Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented by the ADSs evidenced by this Receipt, and upon payment of the fee of the Depositary provided in paragraph (7) of this Receipt, and payment of all taxes and governmental charges payable in connection with such surrender, and subject to the terms and conditions of the Deposit Agreement, the ownership restrictions referred to in Section 3.05 of the Deposit Agreement and applicable laws and regulations of Korea, the Holder hereof is entitled to physical delivery, to him or upon his order, or to electronic delivery or book entry transfer to an account in Korea or, if permissible under applicable Korean law, outside the United States designated by such Holder, of the Deposited Securities at the time represented by the ADSs evidenced by this Receipt or constituting such beneficial interest, as the case may be; provided, however, that such withdrawals are not permitted until 30 days after the issuance of the ADSs issued under the Deposit Agreement in the case of ADSs issued in receipt of newly issued Shares. Physical delivery of such Deposited Securities may be made by the delivery of certificates to an agent in Korea of such Holder or, if permissible under applicable Korean law, to such Holder or as ordered by him. Physical or electronic delivery or book-entry transfer of Deposited Securities will be made without unreasonable delay. The Depositary shall confirm to the person surrendering a Receipt or so giving written instructions the surrender of a Receipt or the receipt of instructions regarding withdrawal of Deposited Securities.

            A Receipt surrendered or written instructions received for such purposes will be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank. The person requesting withdrawal of Deposited Securities shall deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order subject to applicable Korean laws and regulations.

            Upon the receipt of complete written instructions, the Depositary shall direct the Custodian to deliver at the principal office of such Custodian, subject to the terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in such written instruments, the Deposited Securities represented by the ADSs evidenced by such Receipt or constituting such beneficial interest, except that the Depositary may make delivery to such person or persons at the Principal New York Office or Principal London Office of the Depositary or any such Deposited Securities which are in the form of cash.

            At the request, risk and expense of any Holder so surrendering a Receipt or submitting such written instructions for delivery, and for the account of such Holder, and provided that payment of any applicable tax or other government charge shall have been made in accordance with Section 3.02 of the Deposit Agreement, the Depositary shall, if permitted by applicable Korean law, direct the Custodian to forward a certificate or certificates (if available) and other proper documents of title, if any, for the Deposited Securities represented by such

ADSs for delivery at the Principal New York Office or Principal London Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. The Depositary shall not accept for surrender a Receipt evidencing fewer than two ADSs or evidencing a number of ADSs not evenly divisible by two.

            (3) Transfers, Split-ups and Combinations. Subject to the limitations stated herein and in the Deposit Agreement, this Receipt is transferable on the books of the Registrar by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and duly stamped as may be required by any applicable law); provided, however, that the Registrar shall refuse to register any transfer of an ADR if such registration would cause the total number of Shares represented by ADSs evidenced by ADRs held by any Holder to exceed the number of shares as determined by the Company in order to comply with the ownership restrictions referred in Section 3.05 of the Deposit Agreement and notified in writing, from time to time, to the Registrar. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same class and aggregate number of ADSs and registered in the name of the same Holder as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the presenter of a Receipt or the depositor of Shares a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in paragraph (7) of this Receipt, and may require the production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit agreement, including but not limited to a signature guarantee in accordance with industry practice, and may also require compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal of Deposited Securities.

            (4) Certain Limitations. The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, payment of applicable Korean or other taxes or governmental charges, legal or beneficial ownership or other information as it or the Company may deem necessary or proper. The delivery of Receipts against deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, during any period when the transfer books of the Depositary, the shareholders' register of the Company (or the appointed agent of the Company for the transfer and the registration of shares) or books of the CSD are closed, or if any such action is deemed necessary or advisable by the Company, the Depositary or the CSD, in good faith, at any time or from time to time in accordance with the Deposit Agreement; provided, however, the surrender of outstanding Receipts and withdrawal of Deposited Securities represented thereby may be suspended, but only as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the issuer of any Deposited Securities (or the appointed agent or agents for such issuer for the transfer and registration of such Deposited Securities) in connection with voting at a shareholders' meeting or the payment of dividends, (ii) payment of fees, taxes and similar charges, or
(iii) compliance with any United States or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation to the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 prior to being offered and sold publicly in the United States unless a registration statement is in effect as to such Shares.

            (5) Liability of Holders and Beneficial Owners For Taxes and Other Charges. If any Korean or other tax or other governmental charge shall become payable with respect hereto or to any Deposited Securities represented by the ADSs evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary and shall be payable by Beneficial Owners to the Holder. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or any part of this Receipt or to execute and deliver any new Receipt or Receipts or to permit any deposit or any withdrawal of Deposited Securities represented by the ADSs evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the ADSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owners hereof remaining liable for any deficiency.

            (6) Warranties by Depositor. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor are validly issued, outstanding, fully paid and non-assessable, (ii) any preemptive or similar rights with respect thereto have been exercised or validly waived, (iii) the person making such deposit is duly authorized so to do, and (iv) such Shares are not, and the ADSs issuable upon such deposit will not be "restricted securities" as defined in Rule 144(a)(3) under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts or adjustments in the Depositary's records in respect thereof.

            (7) Charges of Depositary. The Depositary will charge the party to whom ADSs are delivered against deposits of Shares and the party surrendering ADSs for delivery of Deposited Securities up to $5.00 per 100 ADSs (or portion thereof) surrendered unless otherwise provided in the Deposit Agreement. Unless prohibited by an exchange upon which the ADSs may be listed, the Depositary will charge the party to whom any cash distribution, or for whom the sale or exercise of rights or other corporate action involving distributions to shareholders, is made with respect to ADSs up to $0.02 per ADS held plus the expenses of the Depositary on a per-ADS basis. The Company will pay the expenses of the Depositary and any Registrar only as specified in the Deposit Agreement. The Depositary will pay any other charges and expenses of the Depositary and the Registrar. Holders of Receipts shall pay (i) taxes and other governmental charges, (ii) share transfer registration fees on deposits of Shares, (iii) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders of Receipts and (iv) such reasonable expenses as are incurred by the Depositary in the conversion of foreign currency into United States dollars.

            All such charges may be changed by agreement between the Depositary and the Company at any time and from time to time, subject to the Deposit Agreement. The right of the Depositary to receive payment of fees, charges and expenses shall survive the termination of this Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary pursuant to Section
5.05 of the Deposit Agreement.

            (8) Title to Receipts. Subject to the limitations set forth herein or in the Deposit Agreement, it is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), title to this Receipt (and to each ADS evidenced hereby) is transferable by delivery as in the case of a certificated security under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of this Receipt as the absolute owner hereof for any purpose, including, without limitation, the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder hereof unless such holder is the Holder hereof.

            (9) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.

            (10) Disclosure of Beneficial Ownership and Ownership Restrictions. The Company or the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to the Deposit Agreement whether or not still a Holder at the time of such request. The Company may restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer would result in the total number of Shares beneficially owned by a single holder to exceed fifteen percent (15%) of the aggregate number of Shares of the Company then issued and outstanding or any other limits under applicable law or the Company's Articles of Incorporation with respect to which the Company may, from time to time, notify the Depositary. The Company, may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Holder or Beneficial Owner, who holds ADSs in excess of the limitation set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf and for the account of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner, in excess of such limitations (and the cancellation of such ADSs), if and to the extent such disposition is permitted by applicable law. Nothing herein or in the Deposit Agreement shall be interpreted as obligating the Depositary to ensure compliance with the ownership restrictions described herein or in Section 3.05 of the Deposit Agreement.

            (11) Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission. Such reports and other information, when so filed, can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549; and at the regional offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates. Such reports and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

Dated:
      ------------

                                              CITIBANK, N.A.,
                                              as Depositary

                                              By:
                                                 -------------------------------
                                                 Vice President

            The address of the Principal New York Office of the Depositary is 111 Wall Street, New York, New York 10043.

                          (FORM OF REVERSE OF RECEIPT)
                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

            (12) Dividends and Distributions; Rights. Whenever the Custodian or the Depositary receives a cash dividend or other cash distribution on the Deposited Securities or the net proceeds from the sale of securities, property or rights, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can, in the reasonable judgment of the Depositary and pursuant to applicable law, be converted on a reasonable basis into United States dollars distributable to the Holders entitled thereto and subject to the provisions of the Deposit Agreement, convert or cause to be converted as promptly as practicable such foreign currency into United States dollars and will distribute promptly the amount thus received and any other dollars received by the Custodian or Depositary in respect of Deposited Securities (less any reasonable expenses incurred by the Depositary in converting such foreign currency) to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company, the Depositary or the Custodian in respect of taxes or other governmental charges. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into United States dollars distributable to the Holders entitled thereto, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance (without liability for interest) for the account of, the Holders entitled to receive the same.

            Whenever the Depositary or the Custodian receives any distribution other than cash, Shares, Non-Voting Stock or rights upon any Deposited Securities, the Depositary will, after consultation with the Company cause the securities or property received by the Custodian to be distributed as promptly as practicable to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.08 of the Deposit Agreement, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution subject to any applicable laws or regulations of Korea. If in the opinion of the Depositary any distribution other than cash, Shares, Non-Voting Stock or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary, after consultation with the Company, may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any party thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto subject to any applicable laws or regulations of Korea as in the case of a distribution received in cash.

            If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval and pursuant to applicable law, and will, if the Company so requests, deposit such Shares under the Deposit Agreement and either (i) distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of ADSs representing Deposited Securities held by them respectively, additional Receipts for an aggregate number of ADSs representing the number of Shares received as such dividend or free distribution or (ii) reflect on the records of the Depositary such increase in the aggregate number of ADSs representing the number of Shares so received, in either case after deduction or upon payment of the fees and expenses of the Depositary. If the Depositary deems such distribution for any reasons (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Holders) not to be feasible, the Depositary, after consultation with the Company, may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing Receipts for fractional ADSs in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars. To the extent that new ADSs representing such Shares are not created and such Shares are not sold or otherwise distributed, each ADS will thenceforth also represent such additional Shares distributed upon the Deposited Securities represented thereby. The Company will not be obliged to list depositary shares representing Non-Voting Stock on any exchange.

            If any distribution upon any Deposited Securities consists of a dividend in Non-Voting Stock, the Depositary shall cause such Non-Voting Stock to be deposited under a Non-Voting Stock Deposit Agreement (the "Non-Voting Stock Deposit Agreement") which may be entered into among the Company, the Depositary and all holders and beneficial owners from time to time of global depositary receipts issued thereunder and, subject to the terms and conditions of the Non-Voting Stock Deposit Agreement, will cause the depositary shares issuable in respect of such deposit to be distributed to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Non-Voting Stock must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary, after consultation with the Company, may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Non-Voting Stock thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing receipts for fractional depositary shares representing such Non-Voting Stock in any such case, the Depositary shall sell the number of shares of such Non-Voting Stock represented by the aggregate of such factions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement.

            In they event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, will have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section
5.09 of the Deposit Agreement, or in disposing of such rights on behalf of such Holders and distributing the net proceeds in dollars to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and distribute the net proceeds to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested in writing by the Company, either (a) make such rights available to all or certain Holders or Beneficial Owners by means of warrants or otherwise, if lawful and feasible, after deduction or upon payment of the fees and expenses of the Depositary, or (b) if making such rights available to certain Holders or Beneficial Owners is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, make reasonable efforts to sell such rights or warrants or other instruments at public or private sales, at such place or places and upon such terms as the Depositary may deem proper, and after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales for the account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise.

            Subject to the foregoing, in the event that the Company issues any rights with respect to Non-Voting Stock, the securities issuable upon any exercise, whether by subscription or otherwise, of such rights by Holders or Beneficial Owners shall be depositary shares representing such Non-Voting Stock issued pursuant to the terms and provisions of the Non-Voting Stock Deposit Agreement.

            Notwithstanding anything to the contrary in Section 4.06 of the Deposit Agreement, if registration under the Securities Act of 1933 or any other applicable law of the rights or the securities to which any rights relate, or any filing, report, approval or consent of any third party is required in order for the Company to offer such rights to Holders or Beneficial Owners and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders unless and until a registration statement is in effect, or unless the offering and sale of such securities to the Holders are exempt from or not subject to the registration provisions of the Securities Act of 1933 or such filing, report, approval or consent has been submitted, obtained or granted, as the case may be. Neither the Depositary nor the Company shall have any obligation to register such rights or such securities under the Securities Act of 1933 or to submit, obtain or request, as the case may be, of such filing, report approval or consent.

            (13) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to any Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for Shares set by the Company) for the determination of the Holders who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to receive notice of such meeting or to exercise the rights of Holders with respect to such changed number of Shares. Subject to the provisions of the Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to exercise the rights of Holders hereunder with respect to such changed number of Shares in proportion to the number of American Depositary Shares held by them respectively.

            (14) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting of, or solicitation by the Company of consents or proxies from, holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, fix a record date as provided in
Section 4.08 of the Deposit Agreement for determining the Holders entitled to give instructions for the exercise of voting rights. The notice shall be provided by the Company in English to the Depositary immediately upon finalization of the form and substance thereof (in accordance with Section 5.08 of the Deposit Agreement). The Company shall provide to the Depositary sufficient copies, as the Depositary may reasonably request, of notices of the Company's shareholders' meeting, the agenda therefor as well as the English translations thereof, which the Depositary shall mail to Holders as soon as practicable after receipt of the same by the Depositary, together with: (a) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provision of Korean law and of the Articles of Incorporation of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective ADSs evidenced by their respective Receipts and (b) a brief statement as to the manner in which such instruction may be given, including, if applicable, the manner in which cumulative voting rights (if any) may be exercised. At the request and expense of the Company and provided that the Depositary has timely received from the Company the applicable information, the Depositary shall establish such procedures as may be commercially practicable to make reasonable efforts to enable Holders of ADSs as of the applicable record date to exercise cumulative voting rights (if any) with respect to the Shares represented by the ADSs held as of applicable record date. In the event that cumulative voting rights become applicable to a shareholders' meeting, the Company shall immediately notify the Depositary of such occurrence in writing, but in any event within two (2) business days from the day when the cumulative voting rights become applicable.

            Upon the written request of a Holder of ADSs evidenced by a Receipt on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Incorporation of the Company, to vote or cause the Custodian to vote the Shares represented by ADSs evidenced by such ADRs in accordance with the instructions set forth in such request. Holders acknowledge, however, that the Company may not notify the Depositary sufficiently in advance of the scheduled date of a meeting or solicitation of consents or proxies to enable the Depositary to make a timely mailing of such notices Holders of ADSs, and that the Holders of ADSs may not receive such notices sufficiently in to the advance of a meeting or solicitation of consents or proxies to give instructions to the Depositary. Holders further acknowledge that the Depositary may not receive the requisite information to enable Holders to exercise cumulative voting rights (if any) relating to the Shares represented by their ADSs. The Depositary shall not attempt to exercise the right to vote that attaches to the Shares other than in accordance with such instructions. ADSs for which no specific voting instructions are received by the Depositary from the Holder, or for which specific voting instructions are not received by the Depositary from the Holder with sufficient time for the Depositary to vote them shall not be voted. Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by ADSs except pursuant to and in accordance with such written instructions from Holders.

            In the event that (i) cumulative voting rights apply to Shares for any specific shareholders' meeting and (ii) the Depositary is unable to make such cumulative voting rights available to Holders of ADSs, the Depositary shall cause the Custodian to (x) exercise the cumulative voting rights applicable to the Shares on deposit for which voting instructions have been timely received from Holders of ADSs by casting for each of the director candidates that such Holder has voted for under the non-cumulative voting scheme, a number of votes which is calculated by dividing (a) the total number of voting rights vested to such Holder under the cumulative voting scheme (which is calculated by multiplying (A) the number of the Shares represented by the Holder's ADSs by (B) the number of directors to be elected) by (b) the number of director candidates that the Holder voted for under the non-cumulative voting scheme (such calculation hereinafter referred to as the "Cumulative Voting Formula") and (y) abstain from voting the cumulative voting rights applicable to Shares on deposit for which no voting instructions have been timely received and for which the only voting instructions received by the Depositary were against all the director candidates. In the event that (i) cumulative voting rights apply to Shares for any specific shareholders' meeting and (ii) cumulative voting rights have been made available to Holders of ADSs, the Depositary shall cause the Custodian to (x) exercise cumulative voting rights applicable to Shares on deposit for which cumulative voting instructions have been timely received from Holders of ADSs in accordance with the cumulative voting instructions, (y) exercise cumulative voting rights applicable to Shares on deposit for which non-cumulative voting instructions have been timely received from Holders of ADSs by casting for each of the director candidates that such Holder has voted for under the non-cumulative voting scheme, a number of votes which is calculated in accordance with the Cumulative Voting Formula and (z) abstain from voting the cumulative voting rights applicable to Shares on deposit for which no voting instructions have been timely received and for which the only voting instructions received by the Depositary were against all the director candidates. In applying the Cumulative Voting Formula, a fraction less than one in the number of votes shall be rounded down.

            Subject to the applicable laws or rules of any securities exchange on which the Deposited Securities are listed or traded, at least three (3) days (in the event cumulative voting rights become applicable to a shareholders' meeting on or after ten (10) days prior to the relevant shareholders' meeting, two (2) days) prior to the date of such meeting, the Depositary shall deliver to the Company a tabulation of the voting instructions received from Holders of Receipts, if any, in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the ADSs evidenced by such ADRs at such meeting. A Holder or Beneficial Owner of ADSs shall not be entitled to give any instructions with respect to voting rights associated with ADSs evidenced by ADRs held by such Holder if and to the extent that the total number of Shares beneficially owned by such Holder or Beneficial Owner exceeds any limit under applicable law or the Company's Articles of Incorporation with respect to which the Company may, from time to time, notify the Depositary. The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence. Voting rights, if any, may be exercised only in respect of two ADSs, or multiples thereof.

            The Company acknowledges and agrees that the provisions of Section
5.10 of the Deposit Agreement will apply to any liability or expense of the Depositary which may arise out of or in connection with any action of the Depositary or the Custodian in voting pursuant to Section 4.09 of the Deposit Agreement.

            (15) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets by the Company, any securities which will be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities will be treated as new Deposited Securities under the Deposit Agreement, and the ADSs will, subject to the terms of the Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth represent the new Deposited Securities so received, unless additional or new ADSs are created pursuant to the following sentence. Alternatively, the Depositary may, with the Company's approval and pursuant to applicable law, and will, if the Company so requests and pursuant to applicable law, and subject to Section 5.09 of the Deposit Agreement, create new or additional ADSs representing such new Deposited Securities and execute and deliver additional Receipts evidencing such ADSs as in the case of a stock dividend on the Shares, and may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Immediately upon the occurrence of any such change, conversion or exchange covered by Section 4.10 of the Deposit Agreement in respect of the Deposited Securities, the Depositary will give notice thereof, at the Company's expense, in writing to all Holders.

            (16) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders at its Principal New York Office and Principal London Office and at the office of each Custodian copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary as provided in the Deposit Agreement. The Depositary will keep books at its Principal New York Office for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by Holders and the Company, provided that such inspection shall not to the Depositary's knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts. Upon notice to the Company, the Depositary may close the transfer books, at any time or from time or time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.

            (17) Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor or other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary will distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of ADSs held by them respectively.

            (18) Liability of the Company and Depositary. Neither the Depositary nor the Company will incur any liability to any Holder or Beneficial Owner, if by reason of any provision of any present or future law of the United States, Korea or any other country or jurisdiction, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or subject to any civil or criminal liability on account of, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders or Beneficial Owners, including for any consequential or punitive damages for any breach of the Deposit Agreement, except that each of them agrees to act in good faith and without negligence in the performance of such duties as are specifically set forth in the Deposit Agreement. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company. Neither the Depositary nor the Company will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian will be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company will be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            (19) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of Sections 5.11 and 3.05 of the Deposit Agreement and applicable Korean law, the Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADS. The Depositary may cause the issuance of ADSs against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that to the extent permitted by Korean law, the Depositary reserves the right to (i) cause the issuance of ADSs prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of ADSs pursuant to Section 2.05 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received; further provided, however, that the Depositary shall not issue ADSs prior to the receipt of Shares in the case of the deposit of Shares by the Company in connection with an offering of ADSs or pursuant to the Deposit Agreement, unless requested by the Company and to the extent permitted by applicable Korean law. The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such transaction shall be (a) subject to (x) a written representation by the person or entity (the "Applicant") to whom ADSs or Shares are delivered that, at the time the Depositary causes the issuance of such ADSs or delivers such Shares, the Applicant or its customer owns the Shares or ADSs to be delivered to the Depositary, or (y) such evidence of ownership of Shares or ADSs as the Depositary deems appropriate, (b) subject to a written agreement by the Applicant that it will hold such Shares or ADSs in trust for the Depositary until their delivery to the Depositary or Custodian, reflect on its records the Depositary as owner of such Shares or ADSs and deliver such Shares or ADSs upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days' notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of ADSs issued under (i) above and outstanding at any time generally will not exceed thirty percent (30%) of the ADSs then outstanding and with respect to which Shares are on deposit with the Depositary and that the Shares released at any time generally under (ii) above will not exceed 30% of the Shares that remain on deposit; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary reasonably deems appropriate; further provided, however, that the Depositary will not enter into any transaction under (i) or (ii) above that will have the immediate effect of exceeding the 30% limitation until after consultation with the Company. The Depositary will also set limits with respect to the number of ADSs and Shares involved in transactions to be effected pursuant to Section 5.l l of the Deposit Agreement with any one person on a case-by-case basis as it deems appropriate.

            Collateral provided by an Applicant for ADSs or Shares, but not the earnings thereon, shall be held for the benefit of the Holder. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.

            (20) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by 60 days' prior written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the

Company by 60 days' prior written notice of such removal, which shall become effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may, after consultation with the Company, when it reasonably appears to be in the best interest of the Holders to do so, appoint a substitute or an additional custodian and the term "Custodian" shall also refer to such substitute or additional custodian.

            (21) Amendment of Deposit Agreement and Receipts. This Receipt and the Deposit Agreement may at any time and from time to time be amended by Agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold any Receipt or to own any beneficial interest herein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

            (22) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company, upon 90 days' prior written notice from the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 90 days after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the holders thereof, will not accept deposits of Shares (and will instruct each Custodian to act accordingly) and will not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary will continue to collect dividends and other distributions pertaining to Deposited Securities, will sell property and rights and convert Deposited Securities into cash, and will continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interests for the pro rata benefit of the Holders not theretofore surrendered. Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

            (23) Governing Law. The Deposit Agreement and the Receipts shall be interpreted under, and all rights hereunder and thereunder shall be governed by, the laws of the State of New York without regard to the principles of conflicts of laws thereof.

            (24) Power of Attorney. Each Holder and Beneficial Owner, upon acceptance of this Receipt hereby appoints the Depositary its attorney-in-fact, with full power to delegate, to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in Section 3.05 and Article IV of the Deposit Agreement, and to take such further steps or action as the Depositary in its reasonable discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement.

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

----------------------------------------    ------------------------------------
(Please insert social security or other     (Please print or typewrite name and
identifying number of assignee)             address of assignee)


the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints
________________________ attorney to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.


Dated:                              Signature
      -----------                             ----------------------------------

                                    NOTE: The signature to any endorsement
                                    hereon must correspond with the name as
                                    written upon the face of the Receipt in
                                    every particular, without alteration or
                                    enlargement or any change whatever. If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

                                    All endorsements or assignments of Receipts must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association Inc.